Exhibit 2.2 Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF "ZENTALIS PHARMACEUTICALS, LLC" TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM "ZENTALIS PHARMACEUTICALS, LLC" TO "ZENTALIS PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 2020, AT 4 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 6627080 8100V Authentication: 202704275 SR# 20202557822 Date: 04-02-20 You may verify this certificate online at corp.delaware.gov/authver.shtml